UNITED STATES
SECURITIES AND EXCHANGE COMMISSION
WASHINGTON, DC 20549

FORM 8-K

CURRENT REPORT PURSUANT
TO SECTION 13 OR 15(D) OF THE
SECURITIES EXCHANGE ACT OF 1934

Date of report (Date of earliest event reported) February 15, 2005

Western Goldfields, Inc.

(Exact Name of Registrant as Specified in Its Charter)

Idaho

(State or Other Jurisdiction of Incorporation)

0-50894	38-3661016
(Commission File Number)	(IRS Employer Identification No.)

961 Matley Lane, Suite 120
Reno, Nevada	89502
(Address of Principal Executive Offices)	(Zip Code)

(775) 337-9433

(Registrant’s Telephone Number, Including Area Code)

(Former Name or Former Address, if Changed Since Last Report)

Check the appropriate box below if the Form 8-K filing is intended to simultaneously satisfy the filing obligation of the registrant under any of the following provisions (see General Instruction A.2. below):

☐ Written communications pursuant to Rule 425 under the Securities Act (17 CFR 230.425)

☐ Soliciting material pursuant to Rule 14a-12 under the Exchange Act (17 CFR 240.14a-12)

☐ Pre-commencement communications pursuant to Rule 14d-2(b) under the Exchange Act (17 CFR 240.14d-2(b))

☐ Pre-commencement communications pursuant to Rule 13e-4(c) under the Exchange Act (17 CFR 240.13e-4(c))

Item 5.02 Departure of Directors or Principal Officers; Election of Directors; Appointment of Principal Officers.

(b) Resignation of Chief Financial Officer.

On February 15, 2005, Mark C. Shonnard, our CFO, Secretary and Treasurer, tendered his resignation effective February 28, 2005.

(c) Appointment of Executive Vice President.

On February 21, 2005, Douglas J. Newby, was appointed as the Company’s Executive Vice President and interim Chief Financial Officer, effective March 1, 2005.

Mr. Newby will serve in this post under an existing consulting agreement that the Company and Proteus Capital Corp, of which he is the President, entered into April 1, 2003. Under the terms of the agreement, we will increase the consulting fee we pay to Proteus Capital Corp. from $4,000 per month to $7,500 per month. Mr. Newby will oversee our financial functions as the principal financial and accounting officer, dedicating roughly one-half of his time to these duties.

Mr. Newby has served as Director since January 2004. Mr. Newby has been President of Proteus Capital Corp., a corporate advisory firm that specializes in the natural resource industries, since July 2001. Mr. Newby served as Managing Director of Proteus Consultants Ltd. from January 1991 to July 2001 and Managing Partner of Moyes Newby & Co., Inc. from April 1994 to December 1998, both of which provided corporate advisory services primarily to the international energy and mining industries. Since January 2004, Mr. Newby has served as Vice-President of Cadence Resource Corporation, an oil and gas exploration and development company. Before forming Proteus Consultants Ltd., Mr. Newby held senior positions with the investment banking firms of S.G. Warburg & Co., Inc., Morgan Grenfell & Co., and James Capel & Co.

In June 2003, October 2003, and March 2004, we issued 8,334, 12,000 and 9,000 shares of our common stock, respectively, to Proteus Capital Corp. in consideration for corporate advisory services with respect to our acquisition of the Mesquite Mine and negotiation of the credit facility with RMB Resources (Dublin) Ltd. Proteus Capital Corp. also received warrants to purchase 50,000 shares of our common stock with an exercise price of $1.70 per share exercisable for four years from the date of issuance. In addition, we issued to Proteus Capital Corp. 125,000 shares at $0.80 and warrants to purchase an additional 200,000 shares of our common stock with an exercise price of $1.00 per share exercisable for four years from the date of the closing of our acquisition of the Mesquite Mine in consideration for corporate advisory services with respect to our acquisition of the Mesquite Mine and negotiation of the credit facility with RMB Resources (Dublin) Ltd. We currently pay a monthly advisory fee to Proteus Capital Corp. of $4,000.

In January 2004, Mr. Newby joined our board of directors. In connection with his joining our board of directors, we issued to Mr. Newby the following options to purchase shares of our common stock, in each case exercisable for a five year period from the date of vesting:

•	75,000 shares exercisable immediately at an exercise price of $0.50 per share;

•	75,000 shares exercisable after six months from the date of grant at an exercise price of $0.75 per share;

•	50,000 shares exercisable after 15 months from the date of grant at an exercise price of $1.00 per share; and

•	50,000 shares exercisable after 20 months from the date of grant at an exercise price of $1.00 per share.

In September 2004, we issued options to purchase shares of our common stock to our directors and executive officers, in each case exercisable for a ten year period from the date of vesting at an exercise price of $0.75 per share. Mr. Newby received the following options:

•	100,000 shares exercisable immediately;

•	50,000 shares exercisable after six months from the date of grant; and

•	50,000 shares exercisable after 12 months from the date of grant.

SIGNATURES

Pursuant to the requirements of the Securities Exchange Act of 1934, the registrant has duly caused this report to be signed on its behalf by the undersigned hereunto duly authorized.

Western Goldfields, Inc.

Date: February 22, 2005	By:	/s/ Thomas K. Mancuso
Name: Thomas K. Mancuso Title: President